UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (September 19, 2023 (September 17, 2023)

ELUTIA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39577	47-4790334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12510 Prosperity Drive, Suite 370, Silver Spring, MD 20904

(Address of principal executive offices) (Zip Code)

(240) 247-1170

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	ELUT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 17, 2023, Elutia Inc. (the “Company” or “Elutia”) executed an Asset Purchase Agreement (the “Purchase Agreement”) with Berkeley Biologics, LLC (“Berkeley”), a Delaware limited liability company and wholly-owned subsidiary of GNI Group, Ltd. (Tokyo Stock Exchange: 2160.T). (“GNI”). GNI is a party to the Purchase Agreement as a guarantor of Berkeley solely for purpose of Section 11.18 of the Purchase Agreement.

Subject to the terms and conditions of the Purchase Agreement, at the closing (the “Closing”) of the transactions contemplated by the Purchase Agreement (the “Asset Purchase”), Berkeley will purchase from the Company substantially all of the assets that are related to (i) the Company’s business of researching, developing, administering, insuring, operating, commercializing, manufacturing, selling and marketing the Company’s Orthobiologics products identified in the Purchase Agreement (the “Products”), and (ii) the business of contract manufacturing of particulate bone, precision milled bone, cellular bone matrix, acellular dermis, soft tissue and other products (but excluding the business of contract manufacturing of acellular dermis products for use in the field of breast reconstruction). The Purchase Agreement provides for an aggregate purchase price, subject to certain adjustments pursuant to the terms of the Purchase Agreement, of up to $35 million in cash, with $15 million due at Closing and up to $20 million after the Closing payable in the form of earn-out payments (“Earn-Out Payments”). For each of the five years following the Closing, Berkeley would be required to pay to the Company an Earn-Out Payment equal to 10% of the actual revenue earned by Berkeley in the applicable year that is derived from sales of those Products defined as “Earn-Out Products” under the Purchase Agreement, and from any improvements, modifications, derivatives and enhancements related to the Earn-Out Products, with the aggregate amount of Earn-Out Payments capped at $20 million.

In connection with the Purchase Agreement, the Company and Berkeley have negotiated a form of Manufacturing Agreement to be entered into at the Closing (the “Manufacturing Agreement”). Under the Manufacturing Agreement, Berkeley will manufacture, supply and distribute the SimpliDerm Hydrated Acellular Dermal Allograft product for the Company for a period of two years following the Closing. The Company and Berkeley also negotiated a term sheet related to a transition services agreement which will become a definitive agreement and signed at the Closing, pursuant to which the Company would agree to perform certain services for a period of time following the Closing with respect to Berkeley’s use and operation of the assets purchased in the Asset Purchase.

The Purchase Agreement contains customary representations, warranties and covenants of the parties. The Company, on the one hand, and Berkeley, on the other hand, have agreed to indemnify each other from and against losses the respective parties may incur arising out of breaches of the other party’s representations, warranties and covenants contained in the Purchase Agreement, and Berkeley will indemnify the Company for losses relating to the Assumed Liabilities (as defined in the Purchase Agreement), and the Company will indemnify Berkeley for losses relating to the Excluded Assets, Excluded Liabilities, or Excluded Contracts (each as defined in the Purchase Agreement). The Company will also indemnify Berkeley for losses related to the operation of the Orthobiologics business prior to Closing, actions initiated by stockholders or creditors of the Company relating to the Asset Purchase, non-compliance with any applicable bulk sales laws, and any third party action against Berkeley or its related indemnified parties if the facts alleged in the action would give the indemnified party a right to indemnification under the Purchase Agreement, among other indemnification requirements. Various of the indemnification obligations of the parties under the Purchase Agreement are subject to specified survival limitations and other customary exceptions and limitations.

The Company has also agreed, for specified periods following the Closing, to be subject to certain non-competition restrictions in business lines related to the Products and the Orthobiologics business sold to Berkeley. In addition, the Company is prohibited from soliciting Orthobiologics employees that become employees of Berkeley for a period of two years following the Closing.

The Closing is subject to customary closing conditions, including, among others, (i) obtaining certain material consents, (ii) the absence of any law or order prohibiting the Asset Purchase, (iii) the accuracy of representations and warranties set forth in the Agreement (subject to customary materiality qualifiers) and material compliance with covenants set forth in the Agreement, (iv) the execution and delivery of certain related ancillary documents, (v) the receipt by Berkeley of all permits and product registrations necessary for it to conduct the Orthobiologics business, (vi) the absence of any material adverse effect with respect to the Orthobiologics business and (viii) certain other conditions contained therein. The Company expects the Closing to occur in the fourth quarter of 2023.

The Company and Berkeley are each permitted under certain circumstances to terminate the Agreement, including in the event that (i) the Closing has not occurred by January 15, 2024, (ii) any final and nonappealable order is issued and effective or a law is enacted that prohibits or makes illegal the Asset Purchase, or (iii) if the other party to the Purchase Agreement has breached any representation, warranty, covenant or other agreement such that the closing conditions relating to either the accuracy of representations or the satisfaction of covenants by the other party are not met and cannot be cured as provided in the Purchase Agreement.

The foregoing description of the Purchase Agreement and the Asset Purchase does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Form 8-K”) and is incorporated herein by reference. The Purchase Agreement is not intended to provide any other factual information about the Company, Berkeley, or their respective owners, subsidiaries and affiliates. The representations, warranties and covenants contained in the Purchase Agreement (i) were made solely for purposes of the Purchase Agreement and as of the date of the Purchase Agreement, (ii) were solely for the benefit of the parties to the Purchase Agreement, (iii) may be subject to qualifications and limitations agreed upon by the parties to the Purchase Agreement, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Purchase Agreement instead of establishing these matters as facts and (iv) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders of the Company. Investors and security holders of the Company should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 7.01	Regulation FD Disclosure.

On September 18, 2023, Aziyo issued a press release announcing the Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 (including Exhibit 99.1) of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. All statements contained in this report that do not relate to matters of historical fact should be considered forward-looking statements, including any statements and information concerning the Company’s plans for the closing of the sale of the Orthobiologics business, which is subject to customary closing conditions, and any statements regarding the maximum $20 million in earnout payments forming part of the consideration, which payments are conditioned upon satisfaction of certain metrics. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect our business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, and other important factors that may cause actual results, performance or achievements to differ materially from those contemplated or implied in this press release, including, but not limited to: risks associated with shifting focus to our drug-eluting biomatrix solutions in the cardiovascular and breast reconstruction areas and away from our Orthobiologics business; risks regarding the ability to successfully execute or realize the anticipated benefits under our distribution arrangements with LeMaitre Vascular and Sientra; our inability to generate sufficient revenue to achieve or sustain profitability; adverse changes in economic conditions and instability and disruption of credit markets; our ability to continue as a going concern; risks regarding the occurrence of any event, change or other circumstances that could give rise to the right of Berkeley Biologics LLC to terminate the definitive agreement with Elutia for the disposition of our Orthobiologics business; delays in completing the proposed disposition of Orthobiologics; the failure to obtain required regulatory approvals for the disposition of the Orthobiologics business, or to meet any of the other closing conditions to the proposed transaction on a timely basis or at all; our ability to successfully execute or achieve expected benefits from the divestiture of our Orthobiologics business; our products and our ability to enhance, expand, develop and commercialize our product offerings; the impact on our business of the recall of a single lot of our FiberCel product and the discontinuation of its sales by our distribution partner; consequences of our recall of a single lot of one of our viable bone matrix products and market withdrawal of all of our viable bone matrix products; our dependence on our commercial partners; the impact of the bankruptcy of Surgalign Holdings, Inc., a significant customer of the Company, on our future revenues; physician awareness of the distinctive characteristics, and acceptance by the medical community, of our products; the ability to obtain regulatory approval or other marketing authorizations; and our intellectual property rights, and other important factors which can be found in the “Risk Factors” section of Elutia’s public filings with the Securities and Exchange Commission (“SEC”), including Elutia’s Annual Report on Form 10-K for the year ended December 31, 2022, as such factors may be updated from time to time in Elutia’s other filings with the SEC, including Elutia’s Quarterly Reports on Form 10-Q, accessible on the SEC’s website at www.sec.gov and the Investor Relations page of Elutia’s website at https://investors.elutia.com. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. Any forward-looking statement made by Elutia in this press release is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, Elutia expressly disclaims any obligations to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

10.1*†	Asset Purchase Agreement, dated September 17, 2023, by and among Elutia Inc., Berkeley Biologics, LLC, and GNI Group, Ltd. (solely with respect to Section 11.18)

99.1	Press release of Elutia Inc., dated September 18, 2023

104	Cover Page Interactive Data File (formatted as Inline XBRL document)

*Certain confidential information contained in this Exhibit, marked in brackets, has been omitted, because it is both not material and of the type of information that the registrant treats as private or confidential.

† Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELUTIA INC.
(Registrant)

Date: September 19, 2023	By:	/s/ Matthew Ferguson
Matthew Ferguson
Chief Financial Officer